Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-263037) of our report dated March 28, 2022, with respect to our audits of the consolidated financial statements of Adial Pharmaceuticals, Inc. as of December 31, 2021 and 2020 and for each of the years in the two year period ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

April 6, 2022